UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Second Amended

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 8, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54523 (Commission File Number)	27-0777112 (I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

This Current Report is being filed to amend the Current Report filed March 22, 2012 (the Original Current Report”) and August 3, 2012 (the “First Amended Current Report”) to expand the disclosure concerning the Walgreens Distributor Agreement described below.

Item 8.01

OTHER ITEMS.

Walgreens Distributor Agreement

On March 19, 2012, Sunpeaks Ventures, Inc., (“we” or the “Company”), through its subsidiary Healthcare Distribution Specialist, LLC (“HDS”), entered into an agreement with the Walgreens Company (“Walgreens”) whereby we will be able to sell our Clotamin multi-vitamin products in various Walgreens stores (the “Walgreens Agreement”) in the state of Florida.  Specifically, we will be selling our Clotamin multi-vitamin products in approximately fifty (50) Walgreens stores in the Miami area,  and  thirty-four (34)  stores  in  the  Sarasota  area. Pursuant  to  the  Walgreens Agreement,  we  will  only  receive  the  proceeds  from  a  sale  from  our  Clotamin multi-vitamin products.

We originally applied online to be an “approved vendor” for Walgreens.  Once approved as a “basic vendor,” we were given a test program whereby we paid Walgreens a $25,000 stocking fee and we were able to put one case, each consisting of 12 bottles, of Clotamin in approximately 85 stores in the state of Florida.  Other than the online application, we do not have a written agreement with Walgreens in Florida.

In addition to the Walgreens Agreement, we also entered into a non-disclosure agreement with Walgreens which prohibits us from disclosing any proprietary information or data owned by Walgreens.

On March 19, 2012, we issued a press release entitled “Sunpeaks Ventures Announces Clotamin available on Walgreens.com.” A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Paul Silas Endorsement Agreement

On March 8, 2012, we, through our subsidiary HDS, entered into an exclusive celebrity endorsement agreement with Paul Silas (“Silas”) (the “Agreement”).  The Agreement commences on February 20, 2012 and shall expire on February 19, 2013. Pursuant to the Agreement, we have engaged Silas to promote our Clotamin multi-vitamin product, and Silas has granted us the right to use his name, image and likeness in promoting Clotamin. We have agreed to pay Silas an endorsement fee for his services, which is to be paid in three (3) separate installments throughout the term of the Agreement.

We shall have the right to terminate the Agreement upon ten (10) days written notice to Silas in the event that Silas fails to perform his duties under the Agreement and fails to cure within seven (7) days of receipt of such notice. Silas shall have the right to terminate the Agreement upon ten (10) days written notice upon the occurrence of: (i) HDS filing for bankruptcy; (ii) HDS failing to pay the agreed upon endorsement fees to Silas; or (iii) HDS’ breach of a covenant contained in the Agreement that is not cured within seven (7) days of receipt of such notice.

On March 17, 2012, we issued a press release entitled “Sunpeaks Ventures Engages Former All-Star Player and Current Professional Basketball Head Coach as National Clotamin Spokesperson.” A copy of the press release is attached as Exhibit 99.2, and incorporated herein by reference.

Item 9.01

 Financial Statements and Exhibits.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are furnished herewith:

10.1 (2)	Paul Silas Endorsement Agreement, dated March 8, 2012.

99.1 (1)	Press Release titled “Sunpeaks Ventures Announces Clotamin available on Walgreens.com” dated March 19, 2012.

99.2 (1)	Press Release titled “Sunpeaks Ventures Engages Former All-Star Player and Current Professional Basketball Head Coach as National Clotamin Spokesperson” dated March 17, 2012.

(1)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 22, 2012.

(2)

Incorporated by reference from our Current Report on Form 8-K/A filed with the Commission on August 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: November 21, 2012	/s/ Mackie Barch
By: Mackie Barch
Its: President and Chief Executive Officer